                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only
  (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        C-BRIDGE INTERNET SOLUTIONS INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

  2) Form, Schedule or Registration Statement No.:

  3)Filing Party:

  4) Date Filed:

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, MAY 23, 2000
                      AT 10:00 A.M., EASTERN DAYLIGHT TIME

                                 April 18, 2000

To our Stockholders:

    I am pleased to invite you to attend the annual meeting of stockholders of C-bridge Internet Solutions, Inc., to be held on Tuesday, May 23, 2000 at 10 a.m. at our headquarters located at 219 Vassar Street, Cambridge, Massachusetts, 02139.

    Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

    Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. You may vote in person, over the Internet, by telephone or by mailing a proxy card. Voting over the Internet, by phone or by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

    Thank you for your ongoing support of and continued interest in C-bridge Internet Solutions, Inc.

                                          Sincerely,

                                          Joseph M. Bellini
                                          President and Chief Executive
                                           Officer

                      2000 ANNUAL MEETING OF STOCKHOLDERS

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                               TABLE OF CONTENTS

Notice of Annual Meeting...................................................    1

Information Concerning Voting and Proxy Solicitation.......................    2
  General Information......................................................    2
  Matters to be Considered at the Annual Meeting...........................    2
  Voting and Attendance....................................................    3
  Inspector of Election....................................................    4
  Costs of Solicitation....................................................    4

PROPOSAL NO. 1 Election of Directors.......................................    5
  Nominees for Director....................................................    5
  Board Meetings and Committees............................................    6
  Director Compensation....................................................    7
  Certain Relationships and Related Transactions...........................    7

Security Ownership of Certain Beneficial Owners and Management.............    8

Executive Officers.........................................................   10

Executive Compensation.....................................................   12

Option Grants in Last Fiscal Year..........................................   13

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
  Values...................................................................   13

Report of the Compensation Committee of the Board of Directors on Executive
  Compensation.............................................................   14
  Stock Performance Graph..................................................   15

Pension Plans..............................................................   16

Employment Agreements......................................................   16

PROPOSAL NO. 2 Ratification of Independent Accountants.....................   17

PROPOSAL NO. 3 Approval of C-bridge 2000 Stock Incentive Plan..............   18

Other Matters..............................................................   20
  Stockholder Proposals and Director Nominations...........................   20

APPENDIX A C-bridge Internet Solutions, Inc. 2000 Stock Incentive Plan.....   21

                       C-BRIDGE INTERNET SOLUTIONS, INC.

                               219 Vassar Street
                         Cambridge, Massachusetts 02139
                                 (617) 497-1707

                    Notice of Annual Meeting of Stockholders

TIME                     10:00 a.m. on Tuesday, May 23, 2000

PLACE                    C-bridge Internet Solutions, Inc.
                         219 Vassar Street
                         Cambridge, Massachusetts 02139

ITEMS OF BUSINESS        (1) To elect directors
                         (2) To ratify the appointment of independent accountants
                         (3) To approve the C-bridge 2000 Stock Incentive Plan

RECORD DATE              You are entitled to vote if you were a shareowner at
                         the close of business on Monday, March 27, 2000.

MEETING ADMISSION        TWO ADMISSION TICKETS ARE INCLUDED ON THE BACK COVER
                         OF THIS PROXY STATEMENT. Please contact the C-bridge
                         Corporate Secretary at our headquarters if you need additional tickets. The meeting will begin promptly at 10 o'clock.

VOTING BY PROXY          Please submit a proxy as soon as possible so that
                         your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy over the Internet, by mail, or by phone. For specific instructions, refer to the information beginning on page 2 of this proxy statement and the instructions on the proxy card.

                                          By Order of the Board of Directors

                                          CLIFFORD B. THOMPSON
                                          Vice President, General Counsel and
                                           Secretary

       THIS NOTICE OF MEETING AND PROXY STATEMENT AND ACCOMPANYING PROXY
             CARD ARE BEING DISTRIBUTED ON OR ABOUT APRIL 18, 2000.

              INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

General Information

    The Board of Directors (the "Board") of C-bridge Internet Solutions, Inc., a Delaware corporation (sometimes referred to as the "Company" or "C-bridge"), is providing this Proxy Statement in connection with C-bridge's Annual Meeting of Stockholders, which will take place on May 23, 2000 and at any postponement or adjournment thereof (the "Annual Meeting"). Whether or not you plan to attend the meeting in person, please return your executed proxy card in the enclosed postage-paid envelope, vote over the Internet, or vote over the phone, and the shares thereby will be voted in accordance with your wishes.

    If you have Internet access, you may submit your proxy from any location in the world by following the "Vote by Internet" instructions on the proxy card. If you live in the United States or Canada, you may submit your proxy by following the "Vote by Phone" instructions on the proxy card. You may also vote by signing your proxy card, or for shares held in street name, the voting instruction card included by your broker or nominee, and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in the Voting and Attendance section of this proxy statement.

    The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our 1999 Annual Report is also enclosed, which contains our full 1999 Consolidated Financial Statements.

Matters to be Considered at the Annual Meeting

    At the Annual Meeting, you will be asked to consider and vote on the proposals described in this Proxy Statement and on any other business which properly comes before the Annual Meeting. With respect to any matter to come before the meeting, you or your authorized proxy holder will be entitled to one vote for each share of common stock that you owned as of March 27, 2000, the record date for the Annual Meeting. As of March 27, 2000, there were 19,368,958 shares of C-bridge common stock outstanding.

    The following is a brief summary of the proposals to be introduced at the Annual Meeting by the Company. This summary is not intended to be a complete statement of all material features of the proposals and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement.

Proposal No. 1

    Proposal No. 1 concerns the election of six directors, all of whom are currently serving on the Board of Directors.

Proposal No. 2

    Proposal No. 2 concerns the ratification of the appointment of Arthur Andersen, LLP, as the Company's independent auditor.

Proposal No. 3

    Proposal No. 3 concerns the approval of the C-bridge 2000 Stock Incentive Plan.

                             Voting and Attendance

General Information

    In order to obtain a quorum (the minimum number of stockholders required to take action) at the Annual Meeting, holders of a majority of the issued and outstanding shares of common stock of C-bridge entitled to vote must attend, either in person or by proxy.

    If your shares are registered directly in your name with C-bridge's transfer agent, Equiserve, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by C-bridge. As the stockholder of record, you have the right to grant your voting proxy directly to C-bridge or to vote in person at the meeting. C-bridge has enclosed a proxy card for you to use.

    If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote. You are also invited to attend the meeting. However, since you are not the stockholder of record, you must obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Voting

    All valid proxies received by the Company pursuant to this solicitation will be voted in accordance with the instructions specified in the proxy. If no such instructions have been specified, the shares will be voted "FOR" each of the Company's nominees for election to the Board of Directors and "FOR" each of the other matters discussed in this Proxy Statement. Our Board of Directors recommends that you vote your shares "FOR" each of the nominees to the Board and "FOR" each of the other proposals.

    We do not know of any matters to be acted upon at the meeting other than those discussed in this Proxy Statement. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their judgment as to the best interests of the Company.

    Any stockholder who has executed and returned a proxy and who for any reason desires to revoke such proxy may do so at any time before the proxy is exercised: (1) by delivering written notice prior to the Annual Meeting to the Secretary of the Company at the above address; (2) by voting the shares represented by such proxy in person at the Annual Meeting; or (3) by giving a later dated proxy at any time before the voting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

    In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the other proposals, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST." If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of the Company's nominees to the Board and "FOR" all other items described in this proxy statement and in the discretion of the proxy holders on any other matters that properly come before the meeting).

    In accordance with Delaware law, if a stockholder abstains from voting on an action, that stockholder's shares will still be counted for determining whether the requisite number of stockholders attended the meeting. If a broker does not vote on any particular action because it does not have the authority to do so (a "broker non-vote"), but does vote on other actions, the shares will still be counted for determining whether the requisite number of stockholders attended the meeting. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any matters being voted on at the meeting.

Voting in Person

    If you wish to attend the Annual Meeting in person, two admission tickets are included on the back cover of this Proxy Statement. Requests for additional or replacement tickets should be submitted to the C-bridge Corporate Secretary, by mail, at 219 Vassar Street, Cambridge, MA 02139.

    Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy so that your vote will be counted even if you later decide not to attend the meeting. Shares held in street name may be voted in person by you at the meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

                             Inspector of Election

    A representative of Equiserve, C-bridge's transfer agent, will tabulate the votes and act as the inspector of election.

                             Costs of Solicitation

    C-bridge will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareowners.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

Nominees for Director

    There are six nominees for election to our Board this year. All of the nominees currently serve as directors of C-bridge. Information regarding the business experience of each nominee is provided below. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected. There are no family relationships among our executive officers and directors.

    Our Board of Directors recommends a vote FOR the election to the Board of each of the following nominees.

    The six persons receiving the highest number of votes represented by the outstanding shares of common stock present or represented by proxy and entitled to vote will be elected. There are only six individuals nominated.

Joseph L. Badaracco, Jr.
Director of C-bridge since 1999.
Age: 51

    Professor Badaracco is currently the John Shad Professor of Business Ethics at Harvard Business School, where he has taught since February 1981. He is a graduate of St. Louis University, Oxford University, where he was a Rhodes Scholar, and Harvard Business School.

Joseph M. Bellini
Director of C-bridge since 1998.
Age: 40

    Mr. Bellini was named President of C-bridge in February 1999 and served as Chief Operating Officer of C-bridge from February to May 1999. He was named Chief Executive Officer in May 1999. Prior to joining C-bridge, Mr. Bellini served in various capacities at i2 Technologies, Inc. from June 1995 to February 1999; immediately prior to joining C-bridge, he was Executive Vice President, Worldwide Automotive and Industrial Business Unit. From April 1993 to June 1995, Mr. Bellini served as Senior Practice Director at Oracle Corporation. Mr. Bellini received a B.S. in both Mechanical Engineering and Applied Mathematics and Statistics from the University of Massachusetts at Amherst and is an alumnus of the Harvard Business School.

Paul R. Charron
Director of C-bridge since 1999.
Age: 57

    Mr. Charron joined Liz Claiborne Inc. in May 1994 and is currently Chairman of the Board and Chief Executive Officer. Mr. Charron received a B.A. from Notre Dame University and has a MBA from the Harvard Business School.

Gerard F. King, II
Director of C-bridge since 1998.
Age: 43

    Mr. King joined C-bridge in July 1997 as Vice President, Consulting Services. He was named Vice President, iSolutions in January 2000. Prior to joining C-bridge, Mr. King was a Director of Professional Services at Sybase, Inc. from April 1994 to June 1997. Mr. King received a B.A. in History and German from Tufts University and a M.S. in Computer Information Systems from Bentley College.

Raymond J. Lane
Director of C-bridge since 1999.
Age: 52

    Mr. Lane has been President and Chief Operating Officer of Oracle Corporation since January 1997. Since June 1992, Mr. Lane has served in various capacities at Oracle Corporation, including Executive Vice President and President of Worldwide Operations. Before joining Oracle, Mr. Lane was a Senior Vice President of Booz-Allen & Hamilton, where he led their worldwide consulting practice targeted to information technology investments from July 1986 to May 1992. Mr. Lane also serves on the board of directors of Oracle Corporation and Marimba Inc. and is a member of the board of trustees of Carnegie Mellon University. Mr. Lane received a B.S. in Mathematics from West Virginia University.

Ramanan Raghavendran
Director of C-bridge since 1999.
Age: 31

    Mr. Raghavendran has been Chairman and Chief Executive Officer of ConnectCapital, a pan-Asian investment company, and Special Partner, Asia, for InSight Capital Partners, a private equity investment firm, since February 2000. From December 1996 to January 2000, Mr. Raghavendran was a General Partner of InSight Capital Partners and several related entities. From August 1992 to December 1996, Mr. Raghavendran was a senior member of the investment team at General Atlantic Partners, a private equity investment firm. He is a member of the boards of directors of Exchange Applications and several private companies. Mr. Raghavendran received a B.S. from the University of Pennsylvania.

Board Meetings and Committees

    During fiscal year 1999, the Board held 6 meetings and took numerous actions by unanimous written consent. The Board has the following two committees: (1) Audit and (2) Compensation. The Board does not have a Nominating Committee. The membership and function of each committee are described below.

Name of Director                                              Audit Compensation
----------------                                              ----- ------------
Joseph L. Badaracco, Jr. (1).................................    X
Joseph M. Bellini (2)
Paul R. Charron (1)..........................................    X        X
Gerald F. King II
Raymond J. Lane (1)..........................................             X
Ramanan Raghavendran (1).....................................    X        X

--------
X=Committee member

(1)Was elected to the Board of Directors, effective October 1, 1999.
(2)Joseph M. Bellini was elected President and Chief Operating Officer in February 1999, and was named Chief Executive Officer in May 1999.

 The Audit Committee

    The Audit Committee was formed in November 1999 and did not meet in fiscal year 1999. The Audit Committee reviews our auditing, accounting, financial reporting and internal control functions and recommends our independent accountants to the Board. In addition, the committee monitors the non-audit services of our independent accountants.

 The Compensation Committee

    The Compensation Committee was formed in November 1999 and did not meet in fiscal year 1999. The Compensation Committee makes recommendations concerning salaries and incentive compensation for our employees and administers and grants stock options under our stock option plans.

Director Compensation

    All of the directors are reimbursed for expenses incurred to attend board of directors and committee meetings.

    As part of an effort to attract, retain and motivate qualified individuals to serve on our Board of Directors, our Board adopted the C-bridge 1999 Director Stock Option Plan in November 1999, which was approved by our shareholders. Pursuant to this Plan, each non-employee director will be granted an option to purchase 15,000 shares of common stock of the Company on the date of each annual meeting of the Company, beginning with the 2000 Annual Meeting, provided that the non-employee director is still serving as a director following such annual meeting. In addition, the Plan provides that new non-employee directors receive an option to purchase 30,000 shares of common stock of the Company when they first become members of the Board.

Certain Relationships and Related Transactions

    In October 1999, we sold 1,645,555 shares of series A convertible preferred stock to five accredited investors for $6.00 per share, for an aggregate purchase price of approximately $9.9 million. InSight Capital Partners III, L.P. purchased 954,129 shares, InSight Capital Partners (Cayman) III, L.P. purchased 236,355 shares, InSight Capital Partners III-Co-Investors, L.P. purchased 142,849 shares, Oracle Corporation purchased 305,555 shares and H&D Investments 97 purchased 6,667 shares. Mr. Ramanan Raghavendran, a member of our board of directors, was a General Partner of InSight Capital Partners III LP and its affiliated entities until January 2000, and is currently Special Partner, Asia, for InSight Capital Partners.

    Concurrent with our offering of series A convertible preferred stock, the Willingdon Trust, one of our significant stockholders, sold 719,445 shares of our common stock to four of the series A investors for $6.00 per share, for an aggregate purchase price of approximately $4.3 million. InSight Capital Partners III, L.P. purchased 477,065 shares, InSight Capital Partners (Cayman) III, L.P. purchased 118,177 shares, InSight Capital Partners III-Co-Investors, L.P. purchased 71,425 shares and Oracle Corporation purchased 52,778 shares. As stated above, Mr. Ramanan Raghavendran, a member of our board of directors, is a Special Partner of InSight Capital Partners and its affiliated entities. Also concurrent with our offering of series A convertible preferred stock, one of our stockholders sold 100,000 shares of our common stock to Oracle Corporation for $6.00 per share, for an aggregate purchase price of $600,000. Mr. Raymond
J. Lane, a member of our board of directors, is President and Chief Operating Officer of Oracle Corporation.

    In June 1999, we sold 333,333 shares of our common stock to Mr. Raymond J. Lane, the President and Chief Operating Officer of Oracle Corporation, for $6.00 per share, for an aggregate purchase price of $2.0 million. On October 1, 1999, Mr. Lane became a member of our board of directors.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information regarding beneficial ownership, as of March 27, 2000, concerning:

  .   each beneficial owner of more than 5% of C-bridge's common stock

  . beneficial ownership by all other current C-bridge directors and the named executive officers set forth in the Summary Compensation Table; and

  . beneficial ownership by all current C-bridge directors and C-bridge executive officers as a group.

    Unless otherwise indicated, the address of each beneficial owner listed below is c/o C-bridge Internet Solutions, Inc., 219 Vassar Street, Cambridge, Massachusetts 02139.

                                          Amount and Nature of
                                          Beneficial Ownership
                                      -----------------------------
                                      Number of                     Percent of
      Name of Beneficial Owner         Shares   Nature of Ownership Class (1)
      ------------------------        --------- ------------------- ----------
Internet Business Capital             2,290,750       Direct          11.8%
  Limited(2).........................

Ramanan Raghavendran(3).............. 2,100,000     Indirect(4)
                                          5,000  Vested Options(5)
                                      ---------
                                      2,105,000                       10.9%

Entities of InSight Capital           2,100,000       Direct          10.8%
  Partners(6)........................

Sundar Subramaniam(7)................ 4,049,055     Indirect(8)       20.9%

Hamilton Nominees Limited(9)......... 4,049,055    Indirect(10)       20.9%

Field Nominees Limited(11)........... 2,290,750       Direct          11.8%

Putnam Investments, Inc.(12)......... 1,030,792      Indirect          5.3%

Joseph L. Badaracco(13)..............       500       Direct
                                          5,250  Vested Options(5)
                                      ---------
                                          5,750                           *

Joseph M. Bellini....................   201,249       Direct
                                        585,002  Vested Options(5)
                                      ---------
                                        786,251                        3.9%

Paul R. Charron(14)..................     5,000       Direct
                                          5,000  Vested Options(5)
                                      ---------
                                         10,000                           *

Mark A. Cosway.......................   156,600       Direct
                                        125,000  Vested Options(5)
                                      ---------
                                        281,600                        1.4%

Marco M. Farsheed....................   300,000       Direct           1.5%

Gerard F. King, II...................   240,973       Direct
                                         74,112  Vested Options(5)
                                      ---------
                                        315,085                        1.6%


                                           Amount and Nature of
                                           Beneficial Ownership
                                       -----------------------------
                                       Number of                     Percent of
      Name of Beneficial Owner          Shares   Nature of Ownership Class (1)
      ------------------------         --------- ------------------- ----------
Raymond J. Lane(15)..................    333,833       Direct
                                         458,333    Indirect(15)
                                           5,000  Vested Options(5)
                                       ---------
                                         797,166                        4.1%

R. Jeffrey Spurrier..................    209,863       Direct
                                          34,977  Vested Options(5)
                                       ---------
                                         244,840                        1.3%

Clifford B. Thompson.................      5,000       Direct
                                           5,000  Vested Options(5)
                                       ---------
                                          10,000                         *

Richard O. Wester....................     75,000       Direct
                                          37,500  Vested Options(5)
                                       ---------
                                         112,500                         *

All Current Directors and Officers as
  a Group (12 persons).................4,753,190.     (16)(17)         23.4%

--------
 *  Represents holdings of less than 1%
(1) Percentage of beneficial ownership is based on 19,368,958 shares of common stock outstanding as of March 27, 2000. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 27, 2000 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2) Consists of 2,290,750 shares held by Internet Business Capital Corporation Limited, the stockholders of which include trusts for the benefit of the children of Professor John J. Donovan, the key lecturer for CEE educational seminars, and their respective issue. The address of Internet Business Capital Corporation Limited is c/o ASK Services Ltd., Cedar House, 41 Cedar Avenue, Hamilton HM EX, Bermuda.
(3) The address for Mr. Raghavendran is c/o Insight Capital Partners III LP, 527 Madison Avenue, 10th Floor, New York, NY 10022.
(4) These shares include 1,502,754 shares held by InSight Capital Partners III, LP, 224,988 shares held by InSight Capital Partners III Co-Investors LP, 372,258 shares held by InSight Capital Partners (Cayman) III LP. Until January 2000 Mr. Raghavendran was a General Partner of InSight Capital Partners III LP and a Limited Partner of InSight Capital Partners III Co Investors LP, and InSight Capital Partners (Cayman) III LP. He currently is Special Partner, Asia, for InSight Capital Partners. Mr. Raghavendran disclaims all but his pecuniary interest in these shares.
(5) "Vested Options" are options that may be exercised within 60 days of March 27, 2000.
(6) The shares include 1,502,754 shares held by Insight Capital Partners III, LP, 224,988 shares held by InSight Capital Partners III Co-Investors LP, and 372,258 shares held by InSight Capital Partners (Cayman) III LP. The address of InSight Capital Partners III LP and InSight Capital Partners III Co-Investors LP is 527 Madison Avenue, 10th Floor, New York, NY 10022. The address of InSight Capital Partners (Cayman) III, L.P. is c/o W.S. Walker & Company, Walker House, P.O. Box 265GT, Mary Street, George Town, Grand Cayman, Cayman Islands.
(7) The address of Mr. Subramaniam is c/o the Hamilton Trust Company Limited, as Trustee of the Willingdon Trust, Vallis Building, P.O. Box HM247, Hamilton HM AX, Bermuda.
(8) Consists of 4,049,055 shares held by the Willingdon Trust, of which Mr. Subramaniam, his sister, Subitha Subramaniam, and their respective issue are the sole beneficiaries. Mr. Subramaniam disclaims beneficial ownership of the shares held by the Willingdon Trust except as to the extent of his pecuniary interest.

(9) The address of Hamilton Nominees limited is c/o The Hamilton Trust Company Limited, The Vallis Building, P.O. Box HM247, Hamilton HM AX, Bermuda.
(10) Consists of 4,049,055 shares held by the Willingdon Trust, the beneficiaries of which are Sundar Subramaniam, his sister, Subitha Subramaniam, and their respective issue.
(11) The address for Field Nominees Limited is P.O. Box HM 195, Hamilton HM AX, Bermuda.
(12) The address for Putnam Investments, Inc. is One Post Office Square, Boston, Massachusetts 02109. The information reported is based on a schedule 13G, for the year ended December 31, 1999, in which Putnam Investments, Inc. reported shared dispositive power over 1,030,792 shares, including 85,600 shares over which it reported shared voting power.
(13) The address of Professor Badaracco is c/o Harvard Business School, Soldier's Field Road, Morgan 475, Boston, Massachusetts 02163.
(14) The address of Mr. Charron is c/o Liz Claiborne, Inc., 1441 Broadway, New York, New York 10018.
(15) The address of Mr. Lane is c/o Oracle Corporation, 500 Oracle Parkway, Redwood Shores, California, 94065. Includes 458,333 shares held by Oracle Corporation. Mr. Lane is President and Chief Operating Officer of Oracle Corporation. Mr. Lane disclaims beneficial ownership of the shares held by Oracle Corporation except to the extent of his pecuniary interest, if any.
(16) Includes 966,839 shares that the directors and executive officers have the right to acquire as of May 27, 2000 through the exercise of options.
(17) Includes 2,100,000 shares held by Insight Capital Partners III LP and entities of Insight Capital Partners, to which Mr. Raghavendran disclaims beneficial ownership except to the extent of his pecuniary interest and includes 458,333 shares held by Oracle Corporation, to which Mr. Lane disclaims beneficial ownership except to the extent of his pecuniary interest, if any.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of the Common Stock to file reports of beneficial ownership with the Securities Exchange Commission, the Nasdaq National Market and the Company. Based solely upon its review of the copies of such forms received by it, the Company believes that, during fiscal year 1999, all required reports were filed on time except for one report filed less than one month late by Mr. Paul
R. Charron to report a purchase of common stock.

                              EXECUTIVE OFFICERS

    The following table sets forth the name, age as of the annual meeting and position of each of our executive officers. Below the table appears a brief account of each executive officer's business experience.

   Name                  Age                             Position
   ----                  --- -----------------------------------------------------------------
Joseph M. Bellini.......  40 President and Chief Executive Officer
Richard C. Putz.........  50 Executive Vice-President and Chief Strategy Officer
R. Jeffrey Spurrier.....  44 Executive Vice President, Worldwide Operations
Mark A. Cosway..........  42 Executive Vice President, Sales and Marketing
Donald W. Amaya.........  53 Executive Vice President, Human Resources
Richard O. Wester.......  41 Vice President for Finance, Chief Financial Officer and Treasurer
Gerard F. King, II......  43 Vice President, iSolutions
Clifford B. Thompson....  39 Vice President, General Counsel and Secretary

    Joseph M. Bellini's business experience is listed above in the section for nominees for the Board of Directors.

    Richard C. Putz joined C-bridge in July 1999 as Executive Vice President and Chief Strategy Officer. Prior to joining C-bridge, Mr. Putz served as Senior Director, and then Regional Vice President, of the Industrial Practice at Oracle Corporation from August 1998 to July 1999. From October 1995 to July 1998, Mr. Putz was the President and Chief Executive Officer of Security Federal Bank. From July 1994 to October 1995, Mr. Putz was a Senior Practice Director for Oracle Corporation. Mr. Putz received a B.A. from St. Meinrad College and is a Masters candidate at the St. Meinrad School of Theology at the University of Notre Dame.

    R. Jeffrey Spurrier joined C-bridge in October 1998 as Executive Vice President, Worldwide Operations. Prior to joining C-bridge, Mr. Spurrier served as Senior Director, Oracle Services at Oracle Corporation where he was employed since July 1993. Mr. Spurrier received a B.S. in Mathematics and Physics from University of Florida, a M.S. in Electrical Engineering from Rice University and a M.B.A. from Stanford University.

    Mark A. Cosway joined C-bridge in April 1999 as Executive Vice President, Sales and Marketing. Prior to joining C-bridge, Mr. Cosway was Director, Global Accounts for i2 Technologies, Inc. from July 1994 to April 1999. From January 1989 to April 1994, Mr. Cosway served as Regional Sales Manager at Enterprise Planning Systems. Mr. Cosway received an Honors Bachelor of Commerce in Marketing and Information Systems from Carleton University, Ottawa, Canada.

    Donald W. Amaya joined C-bridge in November 1999 as Executive Vice President, Human Resources. Prior to joining C-bridge, Mr. Amaya was Vice President, Staffing and Education, for EMC Corporation from September 1997 through October 1999. From January 1996 to September 1997, Mr. Amaya was a consultant providing human resources services to a number of mid-size IT professional services and software companies. From May 1984 through December 1995, Mr. Amaya was the Vice President, Human Resources at Keane, Inc. Mr. Amaya received a B.A. from Wheaton College, Wheaton, Illinois.

    Richard O. Wester joined C-bridge in July 1998 as Vice President, Finance and Administration, Chief Financial Officer and Treasurer. Prior to joining C-bridge, Mr. Wester consulted as a chief financial officer to several start-up entities from October 1997 to August 1998. From September 1995 to October 1997, Mr. Wester served in various capacities at Integrated Computer Engines, Inc., most recently as Vice President, Finance and Administration, Chief Financial Officer and Treasurer. Mr. Wester also was a co-founder of ICE and served as a director of ICE from September 1994 until June 1998. From September 1994 to September 1995, Mr. Wester served as the Director of Finance and Administration, Chief Financial Officer and Treasurer at International Integration Incorporated Inc., known as i-Cube. Mr. Wester received a BSBA in Accounting from Salem State College. Mr. Wester is also a Certified Public Accountant.

    Gerard F. King, II's business experience is listed above in the section for nominees for the Board of Directors.

    Clifford B. Thompson joined C-bridge in May 1999 as Managing Director, Compliance. He was named Vice-President and General Counsel in February 2000. Prior to joining C-bridge, Mr. Thompson served as a Senior Technology Negotiator at BankBoston from October 1998 to May 1999. From May 1996 to July 1998, Mr. Thompson served as Director of Licensing at Avicenna Systems, Corp. From August 1993 to May 1996, Mr. Thompson served as Manager of Information Content Supplies at Individual, Inc. Mr. Thompson received a B.A. in Psychology from the University of Massachusetts at Amherst and a J.D. from the University of Houston Law School.

                             EXECUTIVE COMPENSATION

    The following table sets forth compensation received by each person who served as C-bridge's Chief Executive Officer during fiscal year 1999 and C-bridge's four other most highly paid executive officers ("named executive officers") during fiscal year 1999, as well as their compensation for each of the fiscal years ending December 31, 1998 and December 31, 1997.

                                                      Long-Term
                                                     Compensation
                            Annual Compensation         Awards
                          ----------------------- ------------------
                                                      Securities        All Other
    Name & Position       Year Salary($) Bonus($) Underlying Options Compensation($)
    ---------------       ---- --------- -------- ------------------ ---------------
Joseph M. Bellini(1)....  1999  237,447   82,500      1,550,000         68,265(8)
  Chief Executive         1998       --       --         30,000                --
  Officer

Sundar Subramaniam(2)...  1999       --       --             --                --
  President and Chief     1998       --       --             --                --
  Executive Officer

R. Jeffrey Spurrier(3)..  1999  150,000  103,125             --          1,265(9)
  Executive Vice          1998   31,250   28,125        419,727
  President, Worldwide
  Operations

Marco M. Farsheed(4)....  1999  103,600  174,367             --          1,030(9)
  Executive Vice          1998   58,333   25,726        300,000                --
  President, Sales and
  Marketing

Mark A. Cosway(5).......  1999  106,348   37,497        500,000        29,916(10)
  Executive Vice
  President, Sales and
  Marketing

Gerard F. King, II(6)...  1999  150,000   60,897             --          1,125(9)
  Vice President,         1998  150,000   25,000        327,850          2,531(9)
  iSolutions              1997   68,750       --        250,000

Richard O. Wester(7)....  1999  110,000   35,000             --          1,306(9)
  Chief Financial         1998   44,410       --        300,000                --
  Officer and Treasurer

--------
(1) Mr. Bellini joined C-bridge in February 1999 as President and Chief Operating Officer, and was named Chief Executive Officer in May 1999. He has a current salary of 250,000. Prior to that, he was a director of the Company beginning in 1998.
(2) Mr. Subramaniam served without compensation in 1998. He resigned as President in February 1999 and Chief Executive Officer in May 1999.
(3) Mr. Spurrier joined C-bridge in October 1998.
(4) Mr. Farsheed joined C-bridge in June 1998.
(5) Mr. Cosway joined C-bridge in April 1999.
(6) Mr. King joined C-bridge in July 1997.
(7) Mr. Wester joined C-bridge in July 1998.
(8) This amount consists of $563 to match employee contributions under C-bridge's 401(k) Plan and $67,702 for relocation expenses.
(9) This amount reflects payments made by C-bridge to match employee contributions under C-bridge's 401(k) Plan.
(10) This amount consists of $25,116 for relocation expenses and $4,800 for a car allowance.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                    Potential Realizeable
                                                                                      Value at Assumed
                                                                                    Annual Rates of Stock
                                                                                   Price Appreciation for
                                        Individual Grants(1)                             Option Term
                         ------------------------------------------------------   -------------------------
                         Number of   % of Total
                           Shares     options
                         Underlying  Granted to    Exercise
                          Options   Employees in    Price          Expiration
   Name                   Granted   Fiscal Year   ($/Share)           Date           5%($)       10%($)
   ----                  ---------- ------------ -------------   --------------   ----------- -------------
Joseph M. Bellini....... 1,550,000       24.78%              .30           2/8/09  5,834,098   14,080,715
R. Jeffrey Spurrier.....        --          --                --               --         --           --
Marco M. Farsheed.......        --          --                --               --         --           --
Mark A. Cosway..........   500,000        7.99%             1.00          4/30/09  1,572,237    3,984,356
Gerard F. King, II......        --          --                --               --         --           --
Richard O. Wester.......        --          --                --               --         --           --
--------
(1) The options shown in this table were granted pursuant to our 1997 and 1999
    Stock Incentive Plans at an exercise rate of 12.5% semi-annually over four years, subject to a provision for accelerated vesting of up to 50% upon the
    Company's initial public offering at which time the remainder would vest at a rate of 12.5% semi-annually over two years.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                 Number of Shares Underlying        Value of Unexercised
                           Shares                  Unexercised Options at          In-the-Money Options at
                          Acquired                    December 31, 1999           December 31, 1999 ($) (1)
                             On        Value     ------------------------------   -------------------------
   Name                   Exercise  Realized ($) Exercisable     Unexercisable    Exercisable Unexercisable
   ----                  ---------- ------------ -----------     --------------   ----------- -------------
Joseph M. Bellini.......   201,249   1,147,119           581,252          797,499 28,089,003   38,539,139
R. Jeffrey Spurrier.....   209,863   1,371,104                --          209,684         --   10,132,979
Marco M. Farsheed.......   100,000     195,000           200,000               --  9,665,000           --
Mark Cosway.............   156,250   1,171,875            93,750          250,000  4,464,844   11,906,250
Gerard F. King, II......   240,973   1,178,079            34,752          168,792  1,680,410    8,161,822
Richard O. Wester.......    75,000     615,000                --          225,000         --   10,873,125

--------
(1) The value of unexercised options is based on the difference between the exercise price of the options and the 12/31/99 Market Closing Price of $48.625 per share.

                                 REPORT OF THE
                       BOARD OF DIRECTORS ON COMPENSATION

    In November 1999, the Board of Directors established a Compensation Committee to make recommendations concerning salaries and incentive compensation for our employees and to administer the 1997 Stock Incentive Plan, the 1999 Stock Incentive Plan, the 1999 Director Stock Option Plan, the 1999 Employee Stock Purchase Plan, and any future incentive plans. For the year 1999, however, the full Board of Directors performed these functions, except that Messrs. Bellini and King did not take part in deliberations relating to their compensation.

    Compensation for Messrs. Bellini, Spurrier, Farsheed, Cosway and King ("Senior Executive Officers") consists primarily of base salary, bonus and stock option grants. Agreements between the Company and the Senior Executive Officers establish minimum base salaries and provide for targeted bonuses in cash and/or stock options and the issuance of stock options. Bonuses generally are based upon goals mutually agreed upon by the Senior Executive Officers and the Company, which relate primarily to Company performance and revenues. The stock options generally were granted to the Senior Executive Officers upon their employment by the Company.

    Mr. Bellini became President and Chief Operating Officer of the Company in February 1999 and was promoted to Chief Executive Officer in May 1999. Upon his initial employment, he was issued stock options to purchase 1.55 million shares. His 1999 bonus was based upon his achieving and surpassing goals relating to the Company's performance and the Company's successful initial public offering in December 1999.

    Section 162(m) of the Internal Revenue Code, as amended, makes compensation paid to each of the five highest paid officers of the Company in amounts in excess of $1 million not deductible unless the compensation is paid under a predetermined objective performance plan meeting certain requirements or satisfies one of various other exemptions. The 1997 and 1999 Stock Incentive Plans are designed so that compensation thereunder can qualify as "performance based compensation" which is not subject to Section 162(m). The Company does not believe that, apart from stock options, its arrangements will result in excess of $1 million being paid to any of its executive officers.

Board of Directors

Joseph M. Bellini
Joseph L. Badaracco, Jr.
Paul R. Charron
Gerard F. King II
Raymond J. Lane
Ramanan Raghavendran

    The above report of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

Stock Performance Graph

    The graph below provides an indicator of cumulative total shareowner returns for C-bridge as compared with the S&P 500 Stock Index and the NASDAQ 100 Stock Index at each measurement point.

    This graph covers the period of time beginning December 17, 1999, when C-bridge's common shares were first traded on NASDAQ, through December 31, 1999.




[GRAPH OF C-BRIDGE INTERNET SOLUTIONS, INC.]


               Market value of initial investment as of close(1)

                                                     CBIS   NASDAQ 100  S&P 500
                                                    ------- ---------- ---------
     Dec. 17, 1999................................. $100.00  $100.00   $  100.00
     Dec. 23, 1999................................. $119.19  $107.68   $  102.63
     Dec. 31, 1999................................. $121.37  $109.06   $  103.39




     Price as of close
     Dec. 17, 1999................................. $ 40.06  $167.56   $1,421.03
     Dec. 23, 1999................................. $ 47.75  $180.44   $1,458.34
     Dec. 31, 1999................................. $ 48.63  $182.75   $1,469.25

--------
(1) Assumes $100 invested on December 17, 1999 in C-bridge Internet Solutions, Inc., the NASDAQ 100 Index and S&P 500 Index and reinvestment of dividends.

                                 PENSION PLANS

401(k) Plan

    We have a 401(k) plan covering all of our employees who meet certain defined requirements. Under the terms of the 401(k) plan, the employees may elect to make tax-deferred contributions, and we may match 25% of the first 6% of employee contributions as determined by the board of directors and may make other discretionary contributions to the 401(k) plan. During 1998 and 1999, we contributed approximately $46,400 and $88,600, respectively, to the 401(k) plan. We made no contributions during 1996 or 1997.

                              EMPLOYMENT AGREEMENT

    Under an agreement between the Company and Joseph M. Bellini which was effective on February 4, 1999 (the "Bellini Agreement"), the Company has agreed to employ Mr. Bellini as President and Chief Operating Officer. The Bellini Agreement does not contain a stated termination date, but provides that either Mr. Bellini or the Company may terminate the employment relationship at any time and for any reason without notice. The Bellini Agreement provides for an annual base salary of $250,000 and up to $100,000 in bonuses based on the achievement of certain incentives to be determined by Mr. Bellini and the Company. The Agreement further provides that Mr. Bellini will be eligible to participate in all employee benefit plans and programs made available generally to employees of C-bridge or to executive employees of C-bridge. In addition, the Bellini Agreement provides that Mr. Bellini will be granted 1,550,000 stock options effective upon his employment.

    Under the Bellini Agreement, if Mr. Bellini's employment is terminated by the Company "without cause," the portion of his stock options which would have vested at the end of the semi-annual vesting period in which he was terminated will vest immediately. The Options which have vested as of the date of termination shall remain exercisable until 90 days after termination, after which date such Options shall be deemed to have expired. If Mr. Bellini is terminated by the Company "for cause" or voluntarily leaves the Company, the Options will terminate immediately.

                                 PROPOSAL NO. 2

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has appointed Arthur Andersen LLP as the Company's independent accountants to audit C-bridge's consolidated financial statements for the fiscal year ending December 31, 2000. During fiscal year 1999, Arthur Andersen LLP served as C-bridge's independent accountants. A representative of Arthur Andersen LLP is expected to attend the meeting and will be available to respond to questions and, if he or she desires, to make a statement.

    Our Board of Directors recommends a vote FOR the ratification of the appointment of Arthur Andersen LLP as C-bridge's independent accountants for the 2000 fiscal year. If the appointment is not ratified, our Board will review its further selection of auditors.

    Ratification of the appointment of Arthur Andersen LLP as C-bridge's independent accountants for fiscal year 2000 requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting.

                                 PROPOSAL NO. 3

                            APPROVAL OF THE C-BRIDGE
                           2000 STOCK INCENTIVE PLAN

    On April 12, 2000, the Board of Directors adopted the C-bridge 2000 Stock Incentive Plan (the "Stock Incentive Plan") and reserved 6,000,000 shares of common stock for issuance thereunder, subject to shareholder approval. As of the present date, no awards have been granted under the Stock Incentive Plan.

    At the annual meeting, the shareowners are being asked to approve the Stock Incentive Plan and the reservation of shares for issuance thereunder.

    Our Board of Directors recommends a vote FOR the approval of the C-bridge 2000 Stock Incentive Plan and the reservation of shares for issuance thereunder.

    Approval of the Stock Incentive Plan requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting.

Summary of Stock Incentive Plan

    The following is only a summary of the Stock Incentive Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix A.

 Purpose

    The purpose of the Stock Incentive Plan is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better align the interests of such persons with those of the Company's stockholders.

 Eligibility

    All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options or other stock-based awards in lieu of cash for salaries or bonuses (each, an "Award") under the Stock Incentive Plan. Any person who has been granted an Award under the Stock Incentive Plan shall be deemed a "Participant".

 Terms

    Awards may be made under the Stock Incentive Plan for up to 6,000,000 shares of common stock, .01 par value per share of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder. Shares issued under the Stock Incentive Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

    The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, subject to certain limitations, including that no option may be issued below fair market value and that options may not be repriced. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement. No option will be granted for a term in excess of 10 years.

    In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend,
(i) the number and class of securities available under the Stock Incentive Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, and (iii) the terms of each other outstanding stock-based award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate.

    The Board shall have the right to grant other Awards based upon the Common Stock in lieu of cash for salaries and bonuses subject to such terms and conditions as the Board may determine. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant.

 Administration

    The Stock Incentive Plan will be administered by the Board of Directors of the Company. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Stock Incentive Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Stock Incentive Plan or any Award in the manner and to the extent it shall deem expedient to carry the Stock Incentive Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Stock Incentive Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Stock Incentive Plan made in good faith. To the extent permitted by applicable law, the Board may at any time delegate any or all of its powers under the Stock Incentive Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in this summary to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Stock Incentive Plan have been delegated to such Committee.

 Federal Income Tax Consequences

    An employee that receives a stock option qualifying as an Incentive Stock Option (ISO) pursuant to the Stock Incentive Plan will recognize no taxable income upon the grant of such option. Further, provided certain requirements are complied with, such employee will not recognize taxable income upon the exercise of such option and the receipt of the common stock subject to such option. Provided the requirements for an ISO are complied with, the Company will not be entitled to a compensation deduction with respect to the issuance of an ISO to, or the exercise of an ISO by, a participating employee.

    An employee who is granted a Non-Statutory Stock Option pursuant to the Stock Incentive Plan will recognize no taxable income at the time of the grant, but generally will recognize taxable income upon the exercise of the option. The amount of income recognized upon the exercise of such option will be measured by the excess, if any, of the fair market value of the shares of common stock subject to the option at the time of exercise over the exercise price paid therefor. The Company will generally be entitled to a compensation deduction corresponding to the amount of income recognized by the employee.

    The foregoing does not purport to be a complete summary of the Federal income tax considerations relevant to stock awards granted under the Stock Incentive Plan. In addition, the tax consequences under state, local or foreign law may differ from the consequences under Federal income tax law.

 New Plan Benefits

    The benefits that will be paid under the Stock Incentive Plan are currently not determinable. No awards have been granted under the Stock Incentive Plan.

                                 OTHER MATTERS

Stockholder Proposals and Director Nominations

    Our Amended and Restated Bylaws ("Bylaws") and Securities and Exchange Commission regulations permit shareowners to submit proposals for consideration at annual meetings or nominate persons for election to the Board of Directors. Assuming that next year's annual meeting is held on the same date, the Company's Bylaws provide that any such proposals or nominations must be submitted to the Company between February 22, 2001 and March 24, 2001 in order to be considered for inclusion in C-bridge's proxy statement for C-bridge's 2001 Annual Meeting. Such proposals or nominations also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of shareowner proposals in company-sponsored proxy materials. In addition, in order to make a director nomination at a shareowner meeting, it is necessary that you meet all requirements contained in our Bylaws. You may contact the C-bridge Secretary at our headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making shareowner proposals and nominating director candidates.

                             ---------------------

    Please complete, date and sign the accompanying proxy card by mail in the postage-paid envelope provided. The signing of the Proxy card will not prevent your attending the meeting and voting in person.

Cambridge, Massachusetts
April 18, 2000

                                   APPENDIX A

                       C-BRIDGE INTERNET SOLUTIONS, INC.

                           2000 STOCK INCENTIVE PLAN

1. Purpose

    The purpose of this 2000 Stock Incentive Plan (the "Plan") of C-Bridge Internet Solutions, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of C-Bridge Internet Solutions, Inc. as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2. Eligibility

    All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options or other stock-based awards in lieu of cash for salaries or bonuses (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant".

3. Administration, Delegation

    (a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

    (b) Appointment of Committees. To the extent permitted by applicable law, the Board may at any time delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

4. Stock Available for Awards

    (a) Number of Shares. Subject to adjustment under Section 4(b), Awards may be made under the Plan for up to 6,000,000 shares of the common stock, $.01 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

    (b) Adjustment to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, and (iii) the terms of each other outstanding stock-based award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate.

    (c) Tax Code Limits. The aggregate number of shares of the common stock issuable under all options and other stock awards granted under this Plan during any calendar year to any one Participant shall not exceed 500,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitation shall be subject to adjustment under Section 4(b), but only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code. The foregoing limitations shall not apply to the extent that they are no longer required in order for compensation in connection with grants under this Plan to be treated as "performance-based compensation" under Section 162(m).

5. Stock Options

    (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option."

    (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

    (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, subject to the following:

      (i) The per share exercise price shall not be less than 100% of the fair market value per share on the date of grant.

      (ii) Notwithstanding the foregoing, Options may be granted with a per share exercise price of less than 100% of fair market value per share on the date of grant pursuant to an Acquisition Event as defined in Section 7(e)(2).

      (iii) Unless approved by shareholders, the exercise price of any Option previously awarded under the Plan may not be adjusted downward, whether through amendment, cancellation or replacement grants, or by other means, except that this provision shall not be deemed to require shareholder approval of any adjustments pursuant to Section 4(b) of the Plan.

    (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement. No option will be granted for a term in excess of 10 years.

    (e) Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares issued upon exercise shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such shares promptly after the Option is exercised. No adjustment shall be made for a dividend or other right for which the date is prior to the date the Shares are issued, except as provided in Section 4(b) of the Plan.

    (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

      (1) in cash or by check, payable to the order of the Company;

      (2) except as the Board may otherwise provide in an Option Agreement, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

      (3) to the extent permitted by the Board and explicitly provided in an Option Agreement (i) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery, (ii) by delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (iii) by payment of such other lawful consideration as the Board may determine; or

      (4) any combination of the above permitted forms of payment.

6. Other Stock-Based Awards

    The Board shall have the right to grant other Awards based upon the Common Stock in lieu of cash for salaries and bonuses subject to such terms and conditions as the Board may determine.

7. General Provisions Applicable to Awards

    (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards of Incentive Stock Options shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant.

    (b) Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

    (c) Board Discretion. Except as otherwise provided by the Plan, each type of Award may be made alone or in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

    (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

    (e) Acquisition Events

      (1) Consequences of Acquisition Events. At the time of the grant of any Options, the Board may provide that any one or more of the following actions shall take place with respect to any portion of such Options outstanding at the time of an Acquisition Event (as defined below): (i) provide that outstanding

  Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of
  Section 424(a) of the Code; (ii) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time (the "Acceleration Time") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Time and the consummation of such Acquisition Event; (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options; and (iv) provide that any other stock-based Awards outstanding (A) shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition Event, or (B), if applicable, shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).

      (2) Definition. An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; or (c) the complete liquidation of the Company.

      (3) Assumption of Options Upon Certain Events. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

    (f) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

    (g) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, subject to the limitations of Section 5(c) of the Plan, and provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

    (h) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

    (i) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

8. Miscellaneous

    (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

    (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

    (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

    (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, but cannot adopt any provision which materially increases the number of shares authorized or alters the provisions of Section 5(c) of the Plan.

    (e) Stockholder Approval. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of the Articles of Incorporation and Bylaws of the Company and applicable law.

    (f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

                                                                    CBIS-PS-2000

--------------------------------------------------------------------------------

                                     PROXY

                       C-BRIDGE INTERNET SOLUTIONS, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS, MAY 23, 2000

                 (see Proxy Statement for discussion of Items)

  The undersigned hereby appoints Joseph M. Bellini and Clifford B. Thompson jointly and severally, as proxies, with power of substitution, to vote all shares of C-bridge Internet Solutions, Inc. Class A Common Stock which the undersigned is entitled to vote on all matters which may properly come before the 2000 Annual Meeting of Stockholders of C-bridge Internet Solutions, Inc., or any adjournment thereof.


[SEE REVERSE SIDE]                                           [SEE REVERSE SIDE]

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] Please mark votes as in this example.

       [THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.]

1. Election of six directors for a one-year term.

   Nominee: (01) Joseph L. Badaracco, Jr., (02) Joseph M. Bellini,
            (03) Paul R. Charron, (04) Gerard F. King, II,
            (05) Raymond J. Lane, (06) Ramanan Raghavendran

FOR ALL NOMINEES       [_]     WITHHELD FROM NOMINEES [_]


[_]________________________________________________
   For all nominees except as noted above

2. The Appointment of Arthur Andersen LLP as Independent Auditors.

              FOR          AGAINST          ABSTAIN
              [_]           [_]               [_]

3. Approval of the C-bridge 2000 Stock Incentive Plan.

              FOR          AGAINST          ABSTAIN
              [_]           [_]               [_]

The shares represented by this Proxy Card will be voted as specified above, but if no specification is made they will be voted FOR Items 1, 2 and 3 and at the discretion of the proxies on any other matter that may properly come before the meeting.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING     [_]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [_]

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such.

Please sign, date and return promptly in the accompanying envelope.



Signature:____________________________________________ Date:____________________

Signature:____________________________________________ Date:____________________